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                           CERTIFICATE OF DESIGNATION
                    OF POWERS, PREFERENCES AND RIGHTS OF THE
                      SERIES D CONVERTIBLE PREFERRED STOCK

        (Pursuant to Section 151 of the Delaware General Corporation Law)


                  STONEPATH GROUP, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that on July 2, 2002, the Board of Directors of the Company (the "Board"), in accordance with Section 151 of the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation (the "Certificate of Incorporation"), adopted resolutions creating out of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Company, par value $0.001 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  All references to any sections contained within this Certificate of Designation of Powers, Preferences and Rights ("Certificate of Designation") of the Series D Convertible Preferred Stock shall unless otherwise specified be deemed to be references to other sections also within this Certificate of Designation.

Section 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and the number of authorized shares constituting the Series D Preferred Stock shall be 700,000.

Section 2. Dividends No dividends shall be payable or accrue with respect to the Series D Preferred Stock.

Section 3.        Liquidation, Dissolution, or Winding-Up.
                  ---------------------------------------

                  (a)      Distributions to Holders of Preferred Stock.
                           -------------------------------------------

                  (i) In the event of any liquidation, dissolution, or winding-up of the Corporation consummated by the Corporation prior to December 31, 2003, whether voluntary or involuntary, the holders of outstanding shares of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any payment made to or set aside for the holders of Common Stock, but subordinate and subject in preference to the prior payment in full of all amounts to which the holders of shares of the Corporation's Preferred Stock other than the Series D Preferred Stock are entitled to receive as a result of such liquidation, dissolution, or winding up, an amount for each share of Series D Preferred Stock held by them equal to Sixty Dollars ($60.00) (the "Liquidation Value"). If upon any liquidation, dissolution, or winding-up of the Corporation, the assets lawfully available to be distributed to the holders of Series D Preferred Stock under the preceding sentence of this Section 3(a)(i) are insufficient to permit payment to such holders of Series D Preferred Stock of the full Liquidation Value per share for all shares of Series D Preferred Stock held by them, then all of the assets of the Corporation lawfully available for distribution to the holders of the Series D Preferred Stock under the preceding sentence of this Section 3(a)(i) shall be distributed ratably among the holders of shares of Series D Preferred Stock. After payment shall have been made or set aside in full to the holders of Series D Preferred Stock of the full Liquidation Value per share for all shares of Series D Preferred Stock held by them, no further distributions shall be made to the holders of the Series D Preferred Stock with respect to any liquidation, dissolution or winding-up of the Corporation prior to December 31, 2003.


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                  (ii) In the event of any liquidation, dissolution, or
winding-up of the Corporation consummated by the Corporation on or after December 31, 2003, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of the Corporation's Preferred Stock other than the Series D Preferred Stock are entitled to receive, the holders of outstanding shares of Series D Preferred Stock shall be entitled to participate in any distribution made to the holders of the Corporation's Common Stock in connection with such liquidation, dissolution, or winding up ratably on an as-if-converted to Common Stock basis.

                  (b) Deemed Liquidations by Holders of Series D Preferred Stock. Upon the written election of the holders of eighty percent (80%) of the outstanding shares of Series D Preferred Stock, (i) a consolidation or merger of the Corporation with or into any other person(s) or entity(ies) (other than a consolidation or merger in which the holders of voting securities of the Corporation immediately prior to such transaction continue to own, directly or indirectly, a majority of the voting securities of the surviving corporation immediately following such transaction) or (ii) a sale of all or substantially all of the assets of the Corporation (each such transaction, regardless of whether such a written election is made, an "Event of Liquidation") shall be regarded as a liquidation, dissolution, or winding-up of the affairs of the Corporation within the meaning of this Section 3 provided, that no such election shall exist with respect to a transaction in which outstanding shares of Series D Preferred Stock are to be automatically converted pursuant to the provisions of Section 5(b)(i)(C). In the event of such an election, all shares of Series D Preferred Stock shall be retired and cancelled on the date as of which the Corporation has distributed all amounts distributable to the holders of Series D Preferred Stock pursuant to this Section 3 as a result of such election. Notwithstanding the foregoing, each holder of Series D Preferred Stock shall have the right at any time prior to the consummation of an Event of Liquidation to elect the benefits of the applicable provisions of Section 5(a) hereof in lieu of receiving payment in liquidation, dissolution, or winding-up of the Corporation pursuant to this Section 3. For purposes of this Section 3 and of
Section 5 hereof, a sale (whether in a single transaction or a series of related transactions) of substantially all of the assets of the Corporation shall mean the sale or other disposition, other than in the ordinary course of business, of more than 50% of such assets, as determined by reference to the fair market value of the Corporation's assets, as determined in good faith by the Corporation's Board of Directors.

                                       2
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                  (c)      Non-Cash Distributions.
                           ----------------------

                  (i) Determination of Value. In the event of a liquidation, dissolution, or winding-up of the Corporation resulting in the availability of assets other than cash for distribution under the provisions of this Section 3 to the holders of shares of Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the relative liquidation preference and other distribution rights stated in Section 3(a). In the event that such distribution to the holders of shares of Series D Preferred Stock shall include any assets other than cash, the Board of Directors shall first determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series D Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 3(c) shall be the value as so determined by the Board of Directors, unless the holders of a majority of the outstanding shares of Series D Preferred Stock shall object thereto in writing within 15 days after the date of such notice.

                  (ii) Dispute Resolution Procedures. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator mutually agreed upon and selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with subsection (c), the valuation of such assets shall be determined by an arbitration in which (A) the objecting stockholders shall name in their notice of objection one arbitrator, (B) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (C) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (D) the three arbitrators thus selected shall determine by majority vote the valuation of such assets within 15 days thereafter for purposes of such distribution. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Series D Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (E) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of Series D Preferred Stock shall pay the costs of the arbitration, and (F) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in Philadelphia, Pennsylvania, in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the Corporation and the holders of all shares of Common Stock and Series D Preferred Stock, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

                  (iii) Ratio of Cash to Other Assets. In making any distribution of a combination of cash and other assets to the holders of shares of Series D Preferred Stock hereunder, the Corporation shall use its commercially reasonable efforts to apply the same ratio of cash to other assets to the amount of the distribution to be made to the holders of shares of Series D Preferred Stock as the ratio of cash to other assets used for the distribution to holders of other classes of capital stock.


                                       3
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Section 4.        Voting Rights.
                  -------------

                  Except as otherwise expressly provided herein or as required by applicable law, the holders of Series D Preferred Stock shall not be entitled to vote on any matter submitted to a vote or consent of the Corporation's stockholders. Notwithstanding the foregoing, in the event an Event of Liquidation (as that term is defined in Section 3(b)) which would result in an automatic conversion of the Series D Preferred Stock pursuant to Section 5(b)(i)(C) is submitted to a vote or consent of the Corporation's stockholders, each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible pursuant to the applicable provisions of Section 5(a) hereof as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. For any matter on which the holders of the Series D Preferred Stock are entitled to vote under this Section, they shall vote together with the holders of the Corporation's Common Stock as a single class on an as-if-converted basis unless otherwise expressly provided herein or required by law.

Section 5. Conversion. Shares of Series D Preferred Stock shall be entitled to be converted into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 5.

                  (a) Holders' Option to Convert. Subject to and in compliance with the provisions of this Section 5 and Section 3(b), any shares of Series D Preferred Stock may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock.

                  (i) The number of shares of Common Stock to which a holder of Series D Preferred Stock shall be entitled upon such conversion shall be equal to the product obtained by multiplying (x) ten (10) times (y) the number of shares of Series D Preferred Stock being converted times (z) the Series D Applicable Conversion Rate (determined as provided in Section 5(c) hereof).



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                  (ii) To exercise conversion rights under this Section 5(a), a holder of Series D Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares being converted (or affidavit(s) of the loss thereof) to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. The date when such written notice is received by the Corporation together with the certificate or certificates representing the shares of Series D Preferred Stock being converted, shall be the applicable "Conversion Date." As promptly as practicable after the applicable Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series D Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section 5, plus cash as provided in
Section 5(i) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the applicable Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

                  (iii) In lieu of physical delivery of certificates, provided the Corporation's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer (FAST) program, upon request of the holder and in compliance with the provisions hereof, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock to the holder by crediting the account of the holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to any such electronic transmittals.

                  (b)      Automatic Conversion.
                           --------------------

                  (i) Events Resulting in Automatic Conversion. Each share of Series D Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to the applicable provision of Section 5(a) hereof, automatically and without further action, upon the first to occur of the following:

                           (A) five (5) days after the Corporation has delivered
a Notice of Automatic Conversion to each holder of Series D Preferred Stock stating that the average "Closing Price" for a period of thirty (30) consecutive "Trading Days" has been Seven Dollars and Fifty Cents ($7.50) or more. For the purposes hereof, the term "Closing Price" shall mean the closing bid price per share of the Common Stock on (a) the American Stock Exchange or (b) if the Common Stock is not then listed on the American Stock Exchange, then on the NASDAQ SmallCap Market, the NASDAQ National Market, or the New York Stock Exchange (each, a "Subsequent Market") or (c) if the Common Stock is not then listed on the American Stock Exchange or any Subsequent Market, then on the OTCBB, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), in each case at the close of business on the relevant date or, if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date. For the purposes hereof, the term "Trading Day" shall mean a day for which closing bid prices are published by the American Stock Exchange or any Subsequent Market on which shares of Common Stock are listed or, if the Common Stock is not then listed on the American Stock Exchange or a Subsequent Market, a day for which prices are reported for any equity securities by the National Quotation Bureau (or similar organization or agency succeeding to its functions of reporting prices);

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                           (B) on December 31, 2004;

                           (C) upon the consummation of an Event of Liquidation
(as that term is defined in Section 3(b)) after December 31, 2003 and prior to December 31, 2004; provided, that such conversion shall not occur in the event that the transaction which constitutes the Event of Liquidation provides for an exchange of the outstanding shares of Series D Preferred Stock for a preferred stock of the surviving corporation having preferences, rights and privileges equivalent to the preferences, rights and privileges of the Series D Preferred Stock, measured on a post-transaction basis; and

                           (D) immediately upon the affirmative vote of holders
of eighty percent (80%) of the outstanding shares of Series D Preferred Stock, voting separately as a class, to cause such conversion.

                           (ii) Delay of Automatic Conversion. If, on any date
on which the automatic conversion of the Series D Preferred Stock would otherwise occur pursuant to this Section 5(b), the resale of the shares of Common Stock issuable upon conversion (A) is not registered under a registration statement under the Securities Act of 1933 that has been declared effective by the Securities Exchange Commission and (B) cannot take place under Rule 144 of the Securities Exchange Commission without regard to volume limitations, the effective date of such automatic conversion shall be deferred until the date on which the Common Stock issuable upon conversion may be resold pursuant to either
(A) or (B) of this paragraph.

                           (iii) Mechanics of Automatic Conversion. Upon any
automatic conversion of shares of Series D Preferred Stock into shares of Common Stock pursuant to this Section 5(b), the holders of such converted shares shall surrender the certificates (or affidavit(s) of loss thereof) formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series D Preferred Stock were so converted and cash as provided in Section 5(i) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement, in form and substance satisfactory to the Corporation, to indemnify the Corporation from any loss incurred by it in connection therewith.

                  (c) Applicable Conversion Rates. The conversion rate in effect at any time for Series D Preferred Stock shall equal (such amount being the "Series D Applicable Conversion Rate" or "Applicable Conversion Rate") the quotient obtained by dividing (A) the Liquidation Value by (B) the Series D Applicable Conversion Value then in effect, calculated as hereinafter provided.

                  (d) Applicable Conversion Values. The "Series D Applicable Conversion Value" (also referred to herein as the "Applicable Conversion Value") in effect initially, and until first (and subsequently) adjusted in accordance with Sections 5(e), 5(f), and/or 5(g) hereof, shall be equal to the Liquidation Value.

                  (e) Adjustments for Extraordinary Common Stock Events. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 5(l) hereof), automatically and without further action, and simultaneously with the happening of such Extraordinary Common Stock Event, the Applicable Conversion Value in effect immediately prior to such Extraordinary Common Stock Event shall be adjusted by multiplying such then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  (f) Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of shares of Series D Preferred Stock shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an Extraordinary Common Stock Event or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

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                  (g) Adjustments for Reorganizations. In the event that there shall be a capital reorganization of Common Stock (other than a subdivision, combination of shares, reclassification, or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another company (other than a merger or consolidation which, if consummated, would result in an automatic conversion under Section 5(b)(i)(C)), or sale of more than 50% of the voting capital stock (in a single transaction or series of related transactions) of the Corporation (whether issued and outstanding, newly issued or from treasury, or any combination thereof) to any other person, then the holders of shares of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor company resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series D Preferred Stock immediately prior to the capital reorganization, merger, consolidation, or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of Series D Preferred Stock (including any such capital stock issued upon conversion of Series D Preferred Stock) after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Applicable Conversion Values and the number of shares issuable upon conversion of Series D Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities, or assets to be deliverable thereafter upon the conversion of such Series D Preferred Stock.

                  (h) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will promptly furnish each holder of Series D Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (i) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series D Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Series D Preferred Stock, the Corporation shall pay to the holder of the shares of Series D Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the applicable Conversion Date.

                  (j) Partial Conversion. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series D Preferred Stock that were not converted.

                  (k) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, then the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (l) Extraordinary Common Stock Event. As used herein, "Extraordinary Common Stock Event" means (i) the issuance of additional shares of Common Stock or any Derivative Security as a dividend or other distribution on outstanding Common Stock or any Derivative Security, (ii) the subdivision of outstanding shares of Common Stock or any Derivative Security into a greater number of shares of Common Stock or any Derivative Security, or (iii) the combination of outstanding shares of Common Stock or any Derivative Security into a smaller number of shares of Common Stock or any Derivative Security.

                  (m) Derivative Securities. As used herein, "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock and (ii) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

                  (n) Further Adjustment Provisions. In the event that, at any time as a result of an adjustment made pursuant to this Section 5, the holder of any shares of Series D Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Applicable Conversion Rates in respect of such other shares or securities so receivable upon conversion of shares of Series D Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series D Preferred Stock contained in this Section 5, and the remaining provisions hereof with respect to Series D Preferred Stock shall apply on like or similar terms to any such other shares or securities.

Section 6.        Notices of Record Dates, Etc.
                  ----------------------------

         In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or sale or transfer of all or substantially all of the assets of the Corporation or more than 50% of the voting capital stock (in a single transaction or series of related transactions) of the Corporation (whether issued and outstanding, newly issued or from treasury or any combination thereof) to any other company, entity or person, or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series D Preferred Stock, in accordance with Section 8(a) hereof, at least 20 days prior to such record date or the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

Section 7.        Definition of Common Stock.
                  --------------------------

         For purposes of Section 5 hereof only, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of this Certificate of Designation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or any distributions of earnings or assets of the Corporation, whether or not such capital stock is entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding- up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series D Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Sections 5(f) or (g) hereof.

Section 8.        Miscellaneous.
                  -------------

                  (a) Notices. All notices, requests, payments, instructions or other documents to be given hereunder shall be delivered by depositing them in the United States Mail, postage prepaid, addressed (1) if to the Corporation, to it at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania 19102 or such other address as the Corporation may specify in written notice given to the holders of the Series D Preferred Stock in accordance with the provisions of this Section 8(a) and (2) if to a holder of the Series D Preferred Stock, to the last address for such holder reflected in the Corporation's records.

                  (b) Transfer Taxes, Etc. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  (c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Series D Preferred Stock.

                  (d) Restriction on Conversion by Either the Holder or the Corporation. Notwithstanding anything herein to the contrary, and except as provided in Section 5(b) hereof, in no event shall any holder of the Series D Preferred Stock or the Corporation have the right or be required to convert shares of Series D Preferred Stock to the extent that such conversion would cause the aggregate number of shares of Common Stock beneficially owned by such holder and its Affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934. The provisions of this Section 11(d) may be waived by a holder as to itself (and solely as to itself) upon not less than sixty-five (65) days prior written notice to the Corporation, and the provisions of this Section 8(d) shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

         RESOLVED, FURTHER, that the appropriate officers of the Company hereby are authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151 of the General Corporation Law of the State of Delaware.


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


                  IN WITNESS WHEREOF, Stonepath Group, Inc., has caused this Certificate to be signed by its Chief Executive Officer, and attested to by its Secretary, this 26th day of July, 2002.

                                           STONEPATH GROUP, INC.

                                            By:    /s/  Dennis L. Pelino
                                              --------------------------------
Attest:                                             Dennis L. Pelino,
                                                    Chief Executive Officer


/s/  Stephen M. Cohen
---------------------------------
Stephen M. Cohen, Secretary




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